Exhibit 31.1

                                  CERTIFICATION

I, William C. Robinson, Chief Executive Officer, Chief Financial Officer, and Principal Executive, Financial and Accounting Officer of Cyber Defense Systems, Inc., certify that:

1. I have reviewed this annual report on Form 10-KSB/A-2 of Cyber Defense Systems, Inc.;

2. Based on my knowledge, this amended annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this amended annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this amended annual report;

4. The Company's other certifying officers, if any, and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d- 14) for the Company and have:

      a)    designed  such  disclosure  controls and  procedures  to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to us by others within those entities, if any, particularly during the period in which this amended annual report is being prepared;

      b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this amended annual report (the "Evaluation Date"); and

      c) presented in this amended annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Company's other certifying officers, if any, and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions):

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. The Company's other certifying officers, if any, and I have indicated in this amended annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 19, 2005               /s/ William Robinson
                                   ---------------------------------------------
                                   William Robinson
                                   Principal Executive, Financial and Accounting Officer, CEO, CFO and Chairman